UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangar G 169 NY-17K, Suite U-14 Newburgh, NY	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (845) 787-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mario Conte and Appointment of Michael Jordan as Chief Financial Officer

Effective as of February 7, 2018, Mario Conte resigned from his position as Interim Chief Financial Officer of Baltia Air Lines, Inc. dba USGlobal Airways (the “Company”), and the Board of Directors (the “Board”) of the Company appointed Michael Jordan as Chief Financial Officer. The resignation of Mr. Conte as Chief Financial Officer was not the result of any disagreement by him with the Company on any matter related to the Company’s operations, policies or practices that led to his decision to resign from such position.

Mr. Jordan, 55, has 20 years of experience in the financial services industry with a focus on global capital markets. Mr. Jordan has served as an independent consultant to the Company since June of 2017 in connection with its efforts to obtain an institutional financing. Since April 2008, Mr. Jordan has been the principal of Morpheus Capital Management, through which he has provided strategic advisory services in connection with equity and debt financings to various emerging growth companies, including those in the pharmaceutical and technology industries. From 2014 to 2015, Mr. Jordan served as an independent consultant for the Company in connection with investor relations matters. From 2013 to 2014, Mr. Jordan was a principal at Dinosaur Securities, LLC, a registered broker dealer with a focus on debt financing transactions. From 2002 to 2006, Mr. Jordan was the president and chief executive officer of Aton Securities, Inc. where he oversaw operations and executed on the company’s international business growth strategy. Mr. Jordan served on the transition team for Aton Securities, Inc. after its acquisition by UniCredit Group, from 2006 to 2008. Mr. Jordan attended Stony Brook University. The Company believes Mr. Jordan’s extensive business experience makes him a qualified appointee as Interim Chief Financial Officer.

No family relationships exist between Mr. Jordan and any of the Company’s other executive officers or directors. There are no arrangements between Mr. Jordan and any other person pursuant to which Mr. Jordan was appointed as Chief Financial Officer. There are no transactions to which the Company is or was a participant and in which Mr. Jordan has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Jordan is not a party to any material plan or arrangement in connection with his appointment as Chief Financial Officer, except that Mr. Jordan shall be entitled to receive a monthly salary of $12,000. In connection with his employment as a consultant to the Company, Mr. Jordan was entitled to receive a monthly salary of $6,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: February 7, 2018	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President